Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-44849, 333-123761 and 333-152583 on Form S-8 and Registration No. 333-146694 on Form S-3 of Frederick’s of Hollywood Group Inc. (formerly FOH Holdings, Inc.) of our report dated October 12, 2007 appearing in this Annual Report on Form 10-K of Frederick’s of Hollywood Group Inc. for the year ended July 26, 2008.

/s/  Deloitte & Touche, LLP

Los Angeles, California
October 24, 2008